REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made and entered into as of April 5, 2000, by and among the persons indicated on Schedule 1 hereto (each a "Holder" or collectively as the "Holders") and Dollar Tree Stores, Inc., a Virginia corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, this Agreement is made in connection with the acquisition by the Company of 100% of the capital stock of Dollar Express, Inc., a Pennsylvania corporation ("Dollar Express"), pursuant to an Merger Agreement, dated April 5, 2000 (the "Merger Agreement"), under which a wholly-owned subsidiary of the Company will merge with and into Dollar Express ("Merger");

         WHEREAS, as a result of the Merger, the Holders will exchange of all of their interests in Dollar Express for an aggregate number of shares of common stock, $0.01 par value per share ("Common Stock"), of the Company as determined pursuant to section 2.1 of the Merger Agreement; and

         WHEREAS, as used herein the term "Registrable Shares" shall mean the shares of Common Stock received by Holders upon the original issuance thereof in the Merger and any other shares of capital stock of the Company issued in respect of any such shares of Common Stock as a result of stock splits, stock dividends, reclassification, exchange offer, recapitalizations, mergers, consolidations or similar events.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:




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         1. Registration Rights.  Subject in each case to the obligations of the
Holders under Section 3:

                  (a) Shelf Registration.

                           (i) The Company  shall prepare or amend and file with
the Securities and Exchange Commission ("Commission"), a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ("Securities Act"), covering one million eight hundred thousand (1,800,000) Registrable Shares ("Shelf Registration"). The Shelf Registration shall be on Form S-3 or any similar short-form registration statement that is available under the rules of the Commission permitting registration of the Registrable Shares for resale by the Holders in the manner designated herein. The Company shall file the Shelf Registration with the Commission and use commercially reasonable efforts (subject in all cases to any procedures and limitations which may be imposed by the staff of the Commission) to (i) cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable, but in no event later than the closing on the Merger, and (ii) keep the Shelf Registration continuously effective under the Securities Act for a period ending on the date that is soonest of (A) the first anniversary of the closing on the Merger and (B) the date when all Registrable Shares covered by the Shelf Registration have been disposed of by Holders.

                           (ii)  The  Company   shall  cause  the   registration
statement for the Shelf Registration, in the form in which it becomes effective, to contain a prospectus ("Shelf Prospectus") covering the resale on nine hundred thousand (900,000) Registrable Shares. The Company shall file an amendment to such registration statement which shall amend the Shelf Prospectus to include one million eight hundred thousand (1,800,000) Registrable Share, and the Company shall use its reasonable best efforts to cause such amendment to become effective by October 15, 2000.

                           (iii) Notwithstanding any provision of this Agreement
to the contrary, at any time when a prospectus is required to be delivered under the Shelf Registration, the Company has the right to give notice to the Holders that any event has occurred as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, including, without limitation, statements or omissions concerning a material proposed financing, stock offering, reorganization, recapitalization, merger, consolidation or similar transaction involving the Company. Each Holder agrees that, upon receipt of any such notice, such Holder will forthwith terminate and cease any Transfers (as defined below) of Registrable Shares until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares, at the time of receipt of such notice.




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                  (b) Demand Registrations.

                           (i) Until the first anniversary of the closing on the
Merger, a group of Holders willing to sell at least two million (2,000,000) Registrable Shares may give written notice to the Company ("Demand Notice") demanding a registration under the Securities Act for the sale of all or part of its Registrable Shares on Form S-3 or any similar short-form registration statement that is available under the rules of the Commission ("Demand Registration"). The Holder or Holders, as the case may be, requesting the Demand Registration, together with all other Holders who participate in the Demand Registration, are referred to collectively as the "Demanding Party". The Holder or Holders, as the case may be, not constituting the Demanding Party, are referred to collectively as the "Non-Demanding Holders." All parties having piggyback registration rights under the Company's Amended and Restated Stockholders Agreement effective as of March 13, 1995, as amended, or under any other agreement with the Company are referred to as the "Non-Demanding Party." With respect to a Demand Registration pursuant to this Section 1(b), the investment banker(s) and managing underwriters to administer such registration shall be selected solely by the the Company.

                           (ii) If at the time  the  Company  receives  a Demand
Notice, the Company is preparing, or within 30 days thereafter engages a managing underwriter and commences to prepare, a registration statement for an underwriten public offering which in fact is filed and becomes effective within 90 days after the date the Company received the Demand Notice, then the Company may, subject to Section 1(c) hereof, at its option may delay the performance of its obligations with regards to a Demand Registration for a reasonable period not to exceed 120 days from the date the Company received the Demand Notice.

                           (iii) If at the time the  Company  receives  a Demand
Notice, the Company is engaged in any material acquisition or divestiture or other business transaction with a third party which would be adversely affected by such request to register Registrable Shares to the material detriment of the Company, then the Company may at its option delay the performance of its obligations with regards to a Demand Registration for a reasonable period not to exceed 120 days from the date the Company received the Demand Notice; provided, however, that the period of time during which the Holders enjoy the right to Demand Registrations as set forth in the first sentence of Section 1(b)(i) shall be extended by the duration of any such delay.

                           (iv) The Holders  shall in the  aggregate be entitled
to demand up to two (2) Demand Registrations under this Section 1(b).

                           (v) The  Non-Demanding  Holders and the Non-Demanding
Party shall have the right to participate in any Demand Registration made by the Demanding Party, provided however that the Demanding Party and the Non-Demanding Holders, in the aggregate, shall always enjoys the right to a minimum participation of forty percent (40%) of the shares of Common Stock to be offered and sold pursuant to the Demand Registration. Such percentage participation shall



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apply to all Demand  Registrations  made  pursuant  to this  Section  1(b).  The
Company  shall  use all  reasonable  efforts  to  cause  all such  Common  Stock
requested  by  the  Demanding   Party,   the   Non-Demanding   Holders  and  the
Non-Demanding Party to be registered by the holders thereof to be registered under the Securities Act and any applicable securities laws in a manner consistent with the requests; provided, that if the managing underwriter advises in writing that less than all of the such shares should be offered for sale so as not to materially and adversely affect the price or salability of the offering being registered by the Company, all shareholders selling under the Demand Registration (i.e., the Demanding Party, the Non-Demanding Holders and the Non-Demanding Parties) will withhold from sale, such number of shares as the managing underwriter shall specify, with such cut-back allocated among all such shareholders, provided that the Demanding Party and the Non-Demanding Holders, in the aggregate, always enjoys a minimum participation of forty percent (40%) of the Demand Registration allocated among them as specified in Section 3(a).

                           (vi)  Notwithstanding  anything in this  Agreement to
the contrary, a Demand Notice shall not be effective, and the Holders shall not have a right to a Demand Registration, unless the Demanding Party states in the Demand Notice an intention to sell at least two million (2,000,000) Registrable Shares pursuant to a "firm commitment" underwritten public offering for cash. The Demanding Party agrees to act in good faith and cooperate with the Company in effecting such underwritten public offering.

                  (c) Participation in Other Registered Offerings.

                           (i) If the  Company at any time or times  proposes or
is required to register any of its Common Stock or other equity securities for public sale for cash on a registration form that would also permit the registration of Registrable Shares, the Company shall give written notice to the Holders of its intention to do so ("Piggyback Notice"). Upon the written request of any of the Holders given within five (5) days after the date Company give Piggyback Notice, the Company shall use all reasonable efforts to cause all Registrable Shares requested to be registered (a "Piggyback Registration") by the Holders to be registered under the Securities Act and any applicable securities laws in a manner consistent with the requests. The Holder or Holders, as the case may be, requesting the Piggyback Registration, together with all other Holders who participate in the Piggyback Registration, are referred to collectively as the "Participating Holders". All other parties participating in the Piggyback Registration (other than the Company) are referred to collectively as the "Other Sellers." With respect to a Piggyback Registration pursuant to this Section 1(b), the investment banker(s) and managing underwriters to administer such registration shall be selected solely by the the Company.

                           (ii) Until the first  anniversary  of the  closing on
the Merger, the Participating Holders shall have the right to participate pro rata in any Piggyback Registration, provided however that the Participating Holders always enjoy the right to a minimum participation of forty percent (40%) of the shares of Common Stock to be offered and sold pursuant to the Piggyback Registration. Such percentage participation shall apply to all Piggyback Registrations



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initiated  pursuant to this Section 1(c) during the first year following closing on the Merger. The Company shall use all reasonable efforts to cause all such Common Stock requested by the Participating Holders and the Other Sellers to be registered by the holders thereof to be registered under the Securities Act and any applicable securities laws in a manner consistent with the requests; provided, that if the managing underwriter advises in writing that less than all of the such shares should be offered for sale so as not to materially and adversely affect the price or salability of the offering being registered by the Company, all shareholders selling under the Piggyback Registration (i.e., both Participating Holders and Other Sellers) will withhold from sale, such number of shares as the managing underwriter shall specify, with such cut-back allocated among all such shareholders, provided that the Participating Holders always enjoys a minimum participation of forty percent (40%) of the Piggyback Registration.

                           (iii)  Beginning  one year  after the  closing on the
Merger and for two (2) years thereafter, the Participating Holders shall have the right to participate pro rata in any Piggyback Registration in accordance with the number of shares of Common Stock beneficially owned by such Participating Holders and the Other Sellers. Such pro rata participation shall apply to all Piggyback Registrations initiated pursuant to this Section 1(c) following the first anniversary of the closing on the Merger. The Company shall use all reasonable efforts to cause all such Common Stock requested by the Participating Holders and the Other Sellers to be registered by the holders thereof to be registered under the Securities Act and any applicable securities laws in a manner consistent with the requests; provided, that if the managing underwriter advises in writing that less than all of the such shares should be offered for sale so as not to materially and adversely affect the price or salability of the offering being registered by the Company, all shareholders selling under the Piggyback Registration (i.e., both Participating Holders and Other Sellers) will withhold from sale, such number of shares as the managing underwriter shall specify, with such cut-back allocated among all such shareholders pro rata in accordance with number of shares beneficially owned by them.

                           (iv) This  Section  1(c)  shall not apply to, and the
Holders' right to a Piggyback Registration shall not be triggered by, the filing of a registration statement (A) covering shares of Common Stock issued pursuant to an employee benefit plan, (B) on Form S-4 for the purpose of offering such securities to another business entity or the shareholders of such entity in
connection   with  the  acquisition  of  assets  or  shares  of  capital  stock, respectively, of such entity or (C) in connection with a resale shelf registration filed in connection with an acquisition, reorganization, recapitalization, merger, consolidation or similar transaction involving the Company, including a Shelf Registration described in Section 1(a) above, the terms and conditions of which shall be governed by the provisions thereof).

                           (v) If any  Piggyback  Registration  was initiated by
the Company to effect, in whole or in part, a primary public offering of its securities and, if at any time after giving written notice of its intention to so register securities and before the effectiveness of the registration statement filed in connection with such registration, the Company determines for any reason either



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not to effect such registration or to delay such registration,  the Company may, at its election, by prior written notice to each Holder: (i) in the case of a determination not to effect registration, relieve itself of its obligation to register such Holder's Registrable Shares in connection with such registration; or (ii) in the case of a determination to postpone registration, delay the registration of such Holder's Registrable Shares for the same period as the registration of Company's securities is postponed.

                  (d) Limitations. Notwithstanding any other provision of this Agreement, the Company shall not be required to effect a Shelf Registration pursuant to Section 1(a), a Demand Registration pursuant to Section 1(b) or a Piggyback Registration pursuant to Section 1(c) (any of which may be referred to herein as a "Registration"), or file any post-effective amendment to such a
Registration:

                           (i)  if  a   Registration,   or  any   post-effective
amendment to such a Registration, requires, under applicable statutes and rules, a special audit (other than a normal fiscal year-end audit) of the financial statements of the Company, unless the Holders participating in such Registration ("Selling Holders") agree to pay the fees and expenses of accountants incurred in connection with the special audit and which would otherwise not be incurred but for the participation of the Selling Holders in such Registration; and

                           (ii) unless the Company has received from the Selling
Holders all information the Company has requested pursuant to Section 3.

         2. Company's Obligations. In connection with the Company's obligation to effect a Registration, it shall:

                  (a) Promptly prepare and file with the Commission a registration statement with respect to the shares to be included in such Registration ("Shares") and use its commercially reasonable efforts to cause such registration statement to become and remain effective as soon as reasonably practicable thereafter;

                  (b) Prepare and file such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective as required herein;

                  (c) Furnish to the Selling Holders and to any underwriters of the Shares such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (d) Register or qualify the Shares under such state securities or "blue sky" laws of such jurisdictions as the Selling Holders may reasonably (in light of a reasonable plan of distribution) request as soon as reasonably practicable, but in any event within twenty (20) days



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following the original filing of such registration statement; provided, that the
Company shall not be required to take any action in any jurisdiction which would require it to qualify to do business in such jurisdiction or otherwise subject it to service of process, except with respect to the offering and sale of Shares;

                  (e) Notify the Selling Holders promptly after it shall receive notice thereof of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (f) Notify the Selling Holders promptly of any request by the Commission or applicable state securities agency for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (g) Prepare and promptly file with the Commission and promptly notify the Selling Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred, the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided however that the Company need not file any registration statement amendment or prospectus supplement with respect to the Shelf Registration on the account of the existence of a proposed financing, stock offering, reorganization, recapitalization, merger, consolidation or similar transaction until such occurrence has been publicly announced;

                  (h) In case the Selling Holders or any underwriter are required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act, the Company will prepare and file such supplements or amendments to such registration statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of the Securities Act as soon as reasonably practicable thereafter;

                  (i) Advise the Selling Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (j) Not file any amendment or supplement to such registration statement or prospectus to which any of the Selling Holders shall reasonably have objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of



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the Securities Act or the rules and  regulations  thereunder,  after having been furnished with a copy thereof prior to the filing thereof;

                  (k) At the request of any Selling Holder (1) use its commercially reasonable efforts to obtain and furnish on the effective date of the registration statement or, if such registrations include an underwritten public offering, at the closing provided for in the underwriting agreement, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Selling Holders making such request, which shall contain such statements as the underwriters may reasonably request, or, if the offering is not underwritten, shall state that such registration statement has become effective under the Securities Act and that (i) to the best of such counsel's knowledge, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (ii) the registration statement, related prospectus, and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, financial information, or financial schedules contained therein); and (iii) such counsel has no reason to believe that either the registration statement or the prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the opinion of counsel shall additionally cover such legal matters with respect to the registration and with respect to which such opinion is being given as such requesting Selling Holder or Selling Holders may reasonably request; and (2) use its commercially reasonable efforts to obtain letters dated on such effective date, and such closing date, if any, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Selling Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or, if the offering is not underwritten, stating that in the opinion of such accountants the financial statements and other financial data pertaining to the Company included in the registration statement or the prospectus or any amendment or supplements thereto comply in all material respects with the applicable accounting requirements of the Securities Act; such letter from the independent certified public accountants shall additionally cover such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter, with respect to the registration statement and prospectus, as the requesting Selling Holders may reasonably request; and

                  (l) With respect to a Demand Registration or Piggyback Registration, (A) execute an underwriting agreement comparable to the underwriting agreements executed by the Company in connection with its previous underwritten secondary public offerings (with such modifications as the underwriters may reasonably request) and (B) provide such reasonable assistance in the marketing of the Shares as is customary of issuers in primary underwritten public offerings (including participation by its senior management in "road shows").




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         3. Holders' Obligations.

                  (a) Anything in this Agreement to the contrary notwithstanding, the Holders (including any Subsequent Holders to whom they may Transfer Registrable Shares) agree that their rights to participate in any particular Registration (including the Shelf Registration) or sell any Registrable Shares thereunder shall be allocated among all Holders pro rata in accordance with the relative ownership of the Holders as of the date of the closing on the Merger as stated in Schedule 1 hereto; provided, however, that if any Holder (a "Declining Holder") declines to sell his, her or its full share under the preceding clause (or owns fewer Registrable Shares than his, her or its full share), then the unused portion of such Holder's share shall be reallocated among the Holders who are selling their full allocation under such clause ("Non-Declining Holders") pro rata in accordance with their relative ownership of the Non-Declining Holders as of the date of the closing on the Merger as stated in Schedule 1 hereto. If applicable, this reallocation process shall be repeated until all unused portions of any Holder's share have been allocated among the Non-Declining Holders or until all Holders have declined such additional allocations.

                  (b) In connection with the Company's obligation to effect a Registration pursuant to Section 1, each Holder shall furnish information to the Company concerning such Holder's holdings of securities of the Company and each Selling Holder shall furnish information to the Company concerning the proposed method of sale or other disposition of the Registrable Shares and such other information and undertakings as the Company may reasonably request in connection with the preparation and filing of the Registration or any post-effective amendment covering all or part of the Registrable Shares. Each Selling Holder further agrees to enter into such undertakings and take such other action relating to the conduct of the proposed offering which the Company may reasonably request as being necessary, in the opinion of counsel to the Company, to ensure compliance with the federal and state securities laws and the rules or other requirements of the National Association of Securities Dealers, Inc. ("NASD") or otherwise to effectuate the offering.

                  (c) No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's Registrable Shares on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, holdback agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  (d) Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 2(g) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Shares until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(g) hereof, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the



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prospectus, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies then in such Holder's possession of the prospectus covering such Registrable Shares current at the time of receipt of such notice, other than permanent file copies then in such Holder's possession.

                  (e) Until the first anniversary of the closing on the Merger, each time any Holder intends to complete any (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, the Registrable Shares owned by it, or (ii) any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise ("Transfer"), such Holder shall give the Company reasonable prior notice in writing of such Transfer, including the intended method of disposition.

         4. Expenses. Subject to the limitations contained herein, the Company shall pay all expenses incident to each registration of the Registrable Shares under Section 1, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with state securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance purchased by the Company at its option against liabilities arising out of the public offering of such Registrable Shares, but excluding discounts, spreads and commissions and fees and expenses of selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Shares, transfer taxes, fees and disbursements of counsel for any selling shareholder(s) and other selling expenses, if any. The Selling Holders shall bear their pro rata share of the underwriting discounts, spreads and commissions and shall bear any costs, fees and disbursements of accountants and counsel retained by them; provided, however, that if any cost or expense is attributable solely to one particular Selling Holder or group of Selling Holders and does not constitute a normal cost or expense of a registration, such cost or expense shall be allocated to and borne by that Selling Holder(s).

         5. Indemnification.

                  (a) By the Company. Subject to the conditions set forth below, in connection with any registration of securities pursuant to Section 1 above, the Company agrees to indemnify and hold harmless the Selling Holders and each person, if any, who control the Selling Holders within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against any and all loss, claim, damage, and expense whatsoever arising out of or based upon (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing, or defending any litigation, commenced or threatened, or any



                    Registration Rights Agreement -- Page 10 claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of the registration statement), the registration statement, or the prospectus (as from time to time amended and supplemented), or in any application or other document executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any other violation of applicable federal or state statutory or regulatory requirements or limitations related to action or inaction by the Company in the course of preparing, filing, or implementing such registered offering; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder; and PROVIDED FURTHER, that the Company shall not be liable to any person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or omission at or prior to written confirmation of the sale of the Registrable Shares to such person if such statement or omission was corrected in such final prospectus as amended or supplemented.

                  (b) By the Selling Holders. Each Selling Holder in any registered offering pursuant to Section 1 above severally and individually agrees to indemnify and hold harmless the Company and each of the officers and directors and agents of its and each other person, if any , who controls the Company with the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all such losses, liabilities, claims, damages, and expenses of a type which are indemnified against by the Company under Section 5(a) and which arise from such Selling Holder's statements or omissions, if any, made (or in settlements of any litigation effected with the written consent of such Selling Holder, alleged to have been made) in any preliminary prospectus, the registration statement, or prospectus or any amendment or supplement thereof or any application or other document in reliance upon, and in conformity with, written information furnished in respect of such Selling Holders by or on behalf of such Selling Holders expressly for use in any preliminary prospectus, the registration statement, or prospectus or any amendment or supplement thereof or in any such application or other document; PROVIDED, HOWEVER, that no Selling Holder shall be liable under this Section 5(b) for an amount in excess of the proceeds received by such Selling Shareholder with respect to the Shares offered or sold pursuant to the Registration hereunder in question.

                  (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 5(a) or 5(b), such person (the "Indemnified Party")



                    Registration Rights Agreement -- Page 11
shall promptly notify the person from whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties as to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  (d) Contribution.

                           (i) If the  indemnification  provided for in Sections
5(a) or 5(b) is unavailable or insufficient to hold harmless an indemnified party, to the extent provided therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages, or liabilities referred to in Sections 5(a) or 5(b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Holders from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Holders in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Holders and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The Company and the Selling Holders agree that it would not be just and equitable if contributions pursuant to this Section 5(d)(i) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 5(d)(i). The amount paid by an indemnified party as a result of the losses, claims, damages, or liabilities referred to in the first sentence of this
Section  5(d)(i)  shall be  deemed



                    Registration Rights Agreement -- Page 12 to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 5(d)(i). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                           (ii) The  obligations  of the Company and the Selling
Holders under this Section 5(d) shall be in addition to any liability which the Company and the Selling Holders may otherwise have and shall extend upon the same terms and conditions to each director of the Company or a Selling Holder (including any person who, with his consent, is named in the registration statement as a person to become a director of the Company), to each officer of the Company who has signed the registration statement, and to each person, if any, who controls the Company or a Selling Holder within the meaning of the Securities Act or the Exchange Act.

                  (e) Indemnification Payment. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         6. Holdbacks.

                  (a) During the period commencing (x) with respect to any Demand Registration on the date the Company receives the Demand Notice or (y) with respect to any Piggyback Registration on the date any Holder first gives notice to participate in a Piggyback Registration or (z) on the date the registration statement is filed with respect to an offering described in any Piggyback Notice if no Holder gives notice to participate in such offering, and ending thirty (30) days thereafter ("Holdback Period"), no Holder shall (regardless of their participation in any such offering) and, except as may be disclosed in the prospectus to accompany the reoffering of Registrable Shares, no Holder shall announce or disclose any intention to, Transfer any shares of Common Stock; provided that, in the event the registration statement described in clause (x) or (y) or any registration statement with respect to a Qualified Public Offering is declared effective within such 30-day period, then the Holdback Period shall be extended to ninety (90) days after the date of the final prospectus relating to such public offering (or such greater or lesser period which is reflected in any "lock-up" provisions which the managing underwriter of such offering, if any, may require of any selling shareholders). Unless restricted by such underwriter lock-up provisions, the foregoing sentence shall not apply to (A) the transfer of shares of Common Stock or other securities by the undersigned as a gift or gifts, (B) the transfer of shares of Common Stock or other securities of the Company by the undersigned to its Affiliates, and (C) the sale of shares of Common Stock by Selling Holders pursuant to the registration statement relating to any Demand Registration or Piggyback Registration; provided, that, in the case of clause (A) or (B) above, the recipient(s), donee(s) or transferee(s), respectively, agree(s) in writing as a condition precedent to such issuance, gift or transfer to be bound by the terms of this paragraph. For purposes of this Agreement, a "Qualified Public Offering" is defined as the an underwritten public offering of Common Stock at




                    Registration Rights Agreement -- Page 13 an aggregate gross offering price of $200 million or more, whether made pursuant to Section 1 hereof or otherwise, where the gross offering price per share is $40 or more and which commences prior to the first anniversary of the closing on the Merger Agreement.

                  (b) [Reserved]

         7. Rules 144 and 144A. The Company agrees to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will use its reasonable efforts to take such further action as any Holder of Registrable Shares may reasonably deem to be necessary, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 and Rule 144A under the Securities Act, as such Rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Shares, the Company (i) will deliver to such Holder a written statement as to whether it has complied with such information and requirements and (ii) will remove restrictive legends on certificates and stop-order on its transfer books if, in the reasonable judgment of Company's counsel, such legend is no longer necessitated under the Securities Act.

         8. Amendments and Waivers. Subject to Section 11, this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of Holders of a majority of the Registrable Shares.

         9. Notices. Any notice from one party to the other shall be in writing and either delivered personally or by certified or registered mail, postage prepaid, or by telegram, telecopier, or by overnight mail delivery by a nationally recognized courier, and shall be deemed given when so delivered personally or, if mailed or given by telegram or telecopier or overnight mail, upon receipt thereof by the addressees, as follows:

         If to the Company:

                  Dollar Tree Stores, Inc.
                  Attention: Mr. Frederick C. Coble
                  500 Volvo Parkway
                  Chesapeake, Virginia 23320
                  Telephone:  (757) 321-5000
                  Telecopy:   (757) 321-5111




                    Registration Rights Agreement -- Page 14 with a copy to:

                  William A. Old, Jr., Esq.
                  Hofheimer Nusbaum, P.C.
                  1700 Dominion Tower
                  999 Waterside Drive
                  Norfolk, Virginia   23510
                  Telephone: (757) 622-3366
                  Telecopy: (757) 629-0660

         If to any Holder, in care of the address stated on Schedule 1.

         With a copy to:

                  Cary S. Levinson, Esq.
                  Pepper Hamilton LLP
                  3000 Two Logan Square
                  Eighteenth & Arch Streets
                  Philadelphia, Pennsylvania  19103-2799
                  Telephone:  (215) 981-4000
                  Telecopy: (215) 981-4750

         and:

                  Ramon R. Obod, Esq.
                  Fox, Rothschild, O'Brien & Frankel, LLP
                  2000 Market Street, 10th Floor
                  Philadelphia, PA  19103-3291
                  Telephone:  (215) 299-2036
                  Telecopy:  (215) 299-2150

         10. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns as hereinafter set forth in this Section 10. Provided an express written assumption of the Holder's obligations hereunder and certain representations in a form acceptable to Company is made, the provisions of this Agreement which are for the benefit of the Holders shall also be for the benefit of and enforceable by any subsequent holder to whom a Holder has Transferred Registrable Shares ("Subsequent Holder"). Notwithstanding the
foregoing, if such transfer is subject to covenants, agreements or other undertakings restricting transferability thereof the registration rights under this Agreement shall not be transferred in connection with such transfer unless such transfer complies with all such covenants, agreements and other undertakings. In all cases, no registration rights shall be transferred separate and apart from Registrable Shares and the transferee must execute a



                    Registration Rights Agreement -- Page 15 counterpart to this Agreement in the form attached hereto as Exhibit A ("Counterpart"). If any Holder transfers Registrable Shares to a Subsequent Holder and such Subsequent Holder executes a Counterpart, such Subsequent Holder shall be deemed a Holder for all purposes hereof.

         11. Option Holders. The Company and the Holders shall execute an amendment to this Agreement at the time of the closing on the Merger to add as Holders any owner of options for the purchase of Dollar Express common stock who has exercised such option and thereby become a stockholder of Dollar Express at the time of the Merger ("Optionee"). The Holders constitute and appoint Bernard Spain, his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any amendment to this Agreement contemplated by this Section 11 and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         12. Escrow. To the extent that any Registrable Shares beneficially owned by the Holders are owned of record by an escrow agent ("Escrow Agent") under an Escrow Agreement entered into by the Holders and the Company in connection with the closing on the Merger, the Escrow Agent shall be deemed a Holder for all purposes hereof with respect to such Registrable Shares, subject, in all cases, to the Escrow Agent's duties and obligations under the Escrow
Agreement, including, without limitation, its obligations to act at the direction of the Shareholder Representative(s).

         13. Other Indemnification. In addition to any other indemnification contained herein, the Company agrees to indemnify the Holders, and the Holders, severally and not jointly, shall indemnify the Company, against any actual loss, damage, or expense, (including but not limited to reasonable attorneys' fees) ("Damages") incurred or sustained by the Holders as a result of any breach of this Agreement by Company, on the one hand, and by the Company as a result of any breach of this Agreement by the Holders. The party seeking indemnification hereunder ("Indemnified Party") agrees to give prompt notification to the party from whom indemnification is sought ("Indemnifying Party") of any claims for Damages or potential claims for Damages; provided, however, that failure of the Indemnified Party to give such notification shall not relieve the Indemnifying Party of its indemnity obligations hereunder unless such failure in fact materially prejudiced the defense of any such claim.

         14. Irreparable Harm. The Company acknowledges that the Holders will suffer irreparable injury in the event Company violates or breaches its obligations under this Agreement and that any Damages which would be suffered by the Holders would be severe and difficult to ascertain. The Holders acknowledge that the Company will suffer irreparable injury in the event Holders violates or breaches any of their obligations under this Agreement and that any Damages which would be suffered by the Company would be severe and



                    Registration Rights Agreement -- Page 16 difficult to ascertain. All parties hereby waive the claim or defense that an adequate remedy at law for such breach exists or that irreparable injury shall not occur. Therefore, it is hereby agreed that upon any breach or threatened breach of any of the covenants or agreements contained herein, the aggrieved party shall be entitled, in addition to any other remedies available, to an order for specific performance or a temporary restraining order or preliminary or permanent injunction, as the case may be, to compel compliance with or restrain the violation, breach or threatened breach of any of the terms of such covenants or agreements. The foregoing remedies for breach of this Agreement are cumulative and not exclusive of any other remedies the parties may have at law or in equity in the event of breach.

         15. No Defense. The covenants set forth herein are of the essence of this Agreement. They shall be construed as independent of any other provisions of this Agreement. The existence of any claim or cause of action of any Holder against Company or Company against any Holder whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by a party of the covenants and agreements contained herein.

         16. Parties Benefitted. Except with respect to Subsequent Holders, nothing in this Agreement, express or implied, is intended, except as set forth herein, to confer upon any third party any rights, remedies, obligations or liabilities.

         17. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         18. Future Changes in Registration Statements. In the event that the registration requirements under the Securities Act are amended or eliminated to accommodate a "Company registration" or similar approach, this Agreement shall be deemed amended to the extent necessary to reflect such changes and the intent of the parties hereto with respect to the benefits and obligations of the parties, and in such connection, the Company shall use reasonable efforts to provide Holders of Registrable Shares equivalent benefits to those provided under this Agreement.

         19.  Governing  Law.  The  validity of this  Agreement  and all matters relating to its interpretation and performance shall be interpreted in accordance with the laws of the State of Delaware applicable to contracts made and fully performed therein, but without regard to principles of conflicts of law.

         20. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         21. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions,



                    Registration Rights Agreement -- Page 17 promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties. The parties make no representations or warranties to each other, except as contained in this Agreement, and any and all prior representations, warranties, assurances and promises made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement, it being intended that no such prior representations, warranties, assurances and promises shall survive the execution and delivery of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.



                            [Execution Pages Follow]



                  [Remainder of Page Left Intentionally Blank]




                    Registration Rights Agreement -- Page 18

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.

COMPANY:                        DOLLAR TREE STORES, INC.


                                By:  /s/ Macon F. Brock
                                     -----------------------
                                Name:  Macon F. Brock, Jr.
                                Title: President & Chief Executive Officer



HOLDERS:

                                /s/ Bernard Spain
                                ------------------------------------------
                                BERNARD SPAIN


                                /s/ Murray Spain
                                ------------------------------------------
                                MURRAY SPAIN



                Registration Rights Agreement -- Signature Page

                                BERNARD SPAIN FAMILY LIMITED PARTNERSHIP

                                By:  Murray Spain, its General Partner

                                /s/ Murray Spain
                                -----------------------------------------
                                Murray Spain


                                MURRAY SPAIN FAMILY LIMITED PARTNERSHIP

                                By:  Stephen Greenfield, its General Partner

                                /s/ Stephen Greenfield
                                -----------------------------------------
                                Stephen Greenfield



                                GLOBAL PRIVATE EQUITY III LIMITED PARTNERSHIP

                                By: Advent International Limited Partnership, its General Partner

                                By: Advent International Corporation, its
                                General Partner


                                By: /s/ David M. Mussafer
                                    -------------------------
                                Name: David M. Mussafer
                                Title: Senior Vice President




                 Registration Rights Agreement -- Signature Page

                                ADVENT PGGM GLOBAL LIMITED PARTNERSHIP

                                By: Advent International Limited Partnership, its General Partner

                                By: Advent International Corporation, its
                                General Partner


                                By: /s/ David M. Mussafer
                                   -------------------------
                                Name: David M. Mussafer
                                Title: Senior Vice President



                                ADVENT PARTNERS GPE III LIMITED PARTNERSHIP

                                By: Advent International Corporation, General Partner


                                By: /s/ David M. Mussafer
                                    -------------------------
                                Name: David M. Mussafer
                                Title: Senior Vice President



                                ADVENT PARTNERS (NA) GPE III LIMITED PARTNERSHIP

                                By: Advent International Corporation, General Partner


                                By: /s/ David M. Mussafer
                                    -------------------------
                                Name: David M. Mussafer
                                Title: Senior Vice President




                 Registration Rights Agreement -- Signature Page

                                ADVENT PARTNERS LIMITED PARTNERSHIP

                                By: Advent International Corporation, General Partner


                                By: /s/ David M. Mussafer
                                -------------------------
                                Name: David M. Mussafer
                                Title: Senior Vice President



                                GUAYACAN PRIVATE EQUITY FUND
                                LIMITED PARTNERSHIP

                                By: Advent-Morro Equity Partners, Inc., its
                                General Partner


                                By:/s/ Cyril L. Meduna_
                                   -----------------------
                                Name: Cyril L. Meduna
                                Title:  President



                                DOLLAR EXPRESS INVESTMENT, LLC



                                By: /s/ John T. Johnston III
                                   -----------------------------
                                   Name: John T. Johnston III
                                   Title: Managing Director



                 Registration Rights Agreement -- Signature Page